Exhibit 99.1

News Release

Investor Contact:	Media Contact:
Bev Fleming	Doug Holt
(312) 444-7811	(312) 557-1571
Beverly_Fleming@ntrs.com	Doug_Holt@ntrs.com

http://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS SECOND QUARTER NET INCOME

OF $181.9 MILLION, EARNINGS PER COMMON SHARE OF $0.75.

Records Pre-Tax Charges and Write-offs of $42.3 million ($0.12 per diluted common share)

(Chicago, July 16, 2014) Northern Trust Corporation today reported second quarter net income per diluted common share of $0.75, compared to $0.78 in the second quarter of 2013 and $0.75 in the first quarter of 2014. Net income was $181.9 million, compared to $191.1 million in the prior year second quarter and $181.4 million in the prior quarter. Return on average common equity was 9.2%, compared to 10.0% in the prior year quarter and 9.3% in the prior quarter.

The current quarter includes pre-tax charges and write-offs totaling $42.3 million. Excluding these charges and write-offs, net income per diluted common share, net income, and return on average common equity were $0.87, $209.8 million, and 10.6%, respectively.

Frederick H. Waddell, Chairman and Chief Executive Officer, said, “Our business continued to expand in the second quarter as trust, investment and other servicing fees, which represent 65% of revenue, increased 8% compared to last year and assets under custody and under management increased 20% and 15%, respectively.

We also continue to focus on sustainable improvements to our financial performance and on investing in attractive growth opportunities. To these ends, we have taken a number of actions to realign our leadership team and organizational structure, and to extend our operating model. In the second quarter, we recorded charges of $32.8 million for severance and related costs and for the realignment of our real estate portfolio, and incurred software write-offs of $9.5 million. As part of the evolution of our operating model, we established an operational facility in Manila, Philippines, and plan to expand our presence in the Phoenix, Arizona area with the opening of an operational center in 2015. The growth of our business, coupled with a focus on sustainable improvements, will allow us to improve our financial performance and the positioning of our business.”

SECOND QUARTER 2014 PERFORMANCE VS. SECOND QUARTER 2013

Net income per common share was $0.75 in the second quarter of 2014 compared to $0.78 in the second quarter of 2013. Net income was $181.9 million, down $9.2 million, or 5%, from $191.1 million in the prior year quarter. Excluding the $42.3 million pre-tax charges and write-offs, net income per diluted common share and net income were $0.87 and $209.8 million, respectively.

Revenue of $1.08 billion was up $61.2 million, or 6%, from $1.02 billion in the prior year quarter. Noninterest income increased $34.7 million, or 4%, to $835.1 million from the prior year quarter’s $800.4 million, primarily reflecting higher trust, investment and other servicing fees, partially offset by lower foreign exchange trading income as compared to the prior year quarter. Net interest income on a fully taxable equivalent (FTE) basis increased $25.4 million, or 11%, to $253.4 million compared to $228.0 million in the prior year quarter, due to higher levels of average earning assets, partially offset by a decrease in the net interest margin.

Trust, investment and other servicing fees were $706.9 million, up $49.6 million, or 8%, from $657.3 million in the prior year quarter. The increase primarily reflects higher equity markets and new business, partially offset by higher waived fees in money market mutual funds.

SECOND QUARTER 2014 PERFORMANCE VS. SECOND QUARTER 2013 (continued)

Assets under custody and assets under management are the primary drivers of our trust, investment and other servicing fees. The following table provides the assets under custody and assets under management of Northern Trust’s Corporate & Institutional Services (C&IS) and Wealth Management business units.

($ In Billions)	June 30, 2014	March 31, 2014	June 30, 2013	% Change Q2-14/Q1-14	% Change Q2-14/Q2-13
Assets Under Custody
Corporate & Institutional	$5,488.0	$5,249.9	$4,538.9	5%	21%
Wealth Management	516.6	503.6	452.6	3	14

Total Assets Under Custody	$6,004.6	$5,753.5	$4,991.5	4%	20%

Assets Under Management
Corporate & Institutional	$701.5	$698.2	$600.5	—%	17%
Wealth Management	222.9	217.2	202.5	3	10

Total Assets Under Management	$924.4	$915.4	$803.0	1%	15%

C&IS trust, investment and other servicing fees increased $31.2 million, or 9%, to $395.4 million from the prior year quarter’s $364.2 million.

($ In Millions)	Q2 2014	Q2 2013	Change Q2 2014 from Q2 2013
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$261.1	$234.4	$26.7	11%
Investment Management	77.7	73.9	3.8	5
Securities Lending	30.0	31.1	(1.1)	(4)
Other	26.6	24.8	1.8	8

Total	$395.4	$364.2	$31.2	9%

Custody and fund administration fees, the largest component of C&IS fees, increased 11%, primarily driven by new business, as well as the favorable impact of equity markets and movements in foreign exchange rates. C&IS investment management fees increased 5%, as new business and higher equity markets were partially offset by higher waived fees in money market mutual funds. Money market mutual fund fee waivers in C&IS, attributable to persistent low short-term interest rates, totaled $14.8 million, compared to waived fees of $9.8 million in the prior year quarter. Securities lending revenue decreased 4%, primarily reflecting lower spreads offset by higher volumes in the current quarter. Other fees in C&IS increased 8%, primarily reflecting new business in investment risk and analytical services.

SECOND QUARTER 2014 PERFORMANCE VS. SECOND QUARTER 2013 (continued)

Trust, investment and other servicing fees in Wealth Management totaled $311.5 million, increasing $18.4 million, or 6%, from $293.1 million in the prior year quarter. The increased fees are primarily due to higher equity markets and new business, partially offset by higher waived fees in money market mutual funds. Money market mutual fund fee waivers in Wealth Management totaled $15.9 million compared with $12.9 million in the prior year quarter.

Foreign exchange trading income totaled $52.9 million, down $18.4 million, or 26%, compared with $71.3 million in the prior year quarter. The decrease is attributable to lower currency market volatility and client volumes as compared to the prior year quarter.

Other operating income totaled $40.5 million, up 11% from $36.3 million in the prior year quarter. The increase is primarily attributable to gains from currency-related hedging activity in the current quarter.

Net interest income on an FTE basis totaled $253.4 million, up $25.4 million, or 11%, compared to $228.0 million in the prior year quarter. The increase is the result of higher levels of average earning assets, partially offset by a decline in the net interest margin. Average earning assets for the quarter were $95.5 billion, up $12.4 billion, or 15%, from $83.1 billion in the prior year quarter, primarily reflecting higher levels of Federal Reserve deposits and securities. The increased Federal Reserve deposits and securities reflect higher levels of non-U.S. office interest-bearing deposits and demand deposits. The net interest margin declined to 1.06% from 1.10% in the prior year quarter, primarily reflecting lower yields on earning assets, partially offset by a lower cost of interest-related funds.

There was no provision for credit losses recorded in the current quarter, compared to a provision of $5.0 million in the prior year quarter. Net charge-offs were $5.9 million, resulting from charge-offs of $7.8 million and recoveries of $1.9 million. The prior year quarter included $8.1 million of net charge-offs, resulting from $15.6 million of charge-offs and $7.5 million of recoveries. Nonperforming assets decreased 14% from the prior year quarter. Residential real estate loans and commercial real estate loans accounted for 71% and 20%, respectively, of total nonperforming loans and leases at June 30, 2014.

SECOND QUARTER 2014 PERFORMANCE VS. SECOND QUARTER 2013 (continued)

The table below provides information regarding nonperforming assets, the allowance for credit losses, and associated ratios.

($ In Millions)	June 30, 2014	March 31, 2014	June 30, 2013
Nonperforming Assets
Nonperforming Loans and Leases	$229.3	$259.9	$266.7
Other Real Estate Owned	12.6	9.8	14.5

Total Nonperforming Assets	241.9	269.7	281.2

Allowance for Credit Losses
Allowance for Credit Losses Assigned to:
Loans and Leases	275.2	279.2	290.4
Undrawn Loan Commitments and Standby Letters of Credit	28.3	30.2	30.3

Total Allowance for Credit Losses	$303.5	$309.4	$320.7

Ratios
Nonperforming Loans and Leases to Total Loans and Leases	0.75%	0.88%	0.93%
Allowance for Credit Losses Assigned to Loans and Leases to Total Loans and Leases	0.90%	0.94%	1.01%
Allowance for Credit Losses Assigned to Loans and Leases to Nonperforming Loans and Leases	1.2x	1.1x	1.1x

Noninterest expense totaled $811.0 million, up $81.3 million, or 11%, from $729.7 million in the prior year quarter. Excluding current quarter pre-tax charges and write-offs of $42.3 million, noninterest expense was $768.7 million, up $39.0 million, or 5%, from the prior year quarter, primarily reflecting higher compensation, equipment and software and outside services expense.

Compensation expense, the largest component of noninterest expense, equaled $372.4 million, up $45.5 million, or 14%, from $326.9 million in the prior year quarter. The current quarter includes pre-tax severance-related charges of $25.5 million. Excluding the severance-related charges, compensation expense increased $20.0 million, or 6%, reflecting higher staff levels, base pay adjustments and the unfavorable impact of movements in foreign exchange rates. Staff on a full-time equivalent basis at June 30, 2014 totaled approximately 15,100, up 4% from a year ago.

Employee benefit expense equaled $68.5 million, up 7% from $64.2 million in the prior year quarter, and includes $1.9 million of severance-related charges. Excluding these charges, employee benefit expense increased 4%, attributable to higher expense associated with employee medical benefits and payroll tax expense, partially offset by lower pension expense.

SECOND QUARTER 2014 PERFORMANCE VS. SECOND QUARTER 2013 (continued)

Expense associated with outside services totaled $144.6 million, up $8.4 million, or 6%, from $136.2 million in the prior year quarter. Outside services expense includes $1.1 million of severance-related charges in the current quarter. Excluding these charges, outside services expense increased $7.3 million, or 5%, primarily reflecting volume-driven growth in global sub-custodian expense as well as increased legal services expense.

Equipment and software expense totaled $116.1 million, up $24.0 million, or 26%, from $92.1 million in the prior year quarter. The current quarter includes $9.5 million of pre-tax write-offs of replaced or eliminated software. Excluding these write-offs, equipment and software expense increased $14.5 million, or 16%, reflecting higher software amortization and related software support costs.

Occupancy expense equaled $47.2 million, up 8% from $43.5 million in the prior year quarter. The current quarter includes pre-tax charges totaling $4.3 million in connection with reductions in office space. Excluding these charges, occupancy expense decreased 1% from the prior year quarter.

Other operating expense totaled $62.2 million, down 7% from $66.8 million in the prior year quarter, primarily reflecting lower charges associated with account servicing activities.

Income tax expense was $88.8 million, representing an effective tax rate of 32.8%, and $94.7 million in the prior year quarter, representing an effective tax rate of 33.1%.

SECOND QUARTER 2014 PERFORMANCE VS. FIRST QUARTER 2014

Net income per diluted common share was $0.75 in the current quarter, compared to $0.75 in the first quarter of 2014. Net income totaled $181.9 million, compared to $181.4 million in the prior quarter. The current quarter includes pre-tax charges and write-offs totaling $42.3 million. Excluding these charges and write-offs, net income per diluted common share and net income were $0.87 and $209.8 million, respectively.

SECOND QUARTER 2014 PERFORMANCE VS. FIRST QUARTER 2014 (continued)

Revenue was $1.08 billion, up $41.2 million, or 4%, from $1.04 billion in the prior quarter. Noninterest income increased $40.3 million, or 5%, to $835.1 million from $794.8 million. Net interest income on an FTE basis of $253.4 million was relatively unchanged from $254.4 million.

Trust, investment and other servicing fees totaled $706.9 million, up $27.4 million, or 4%, from $679.5 million in the prior quarter, reflecting new business, higher equity markets and seasonally higher securities lending revenue in the current quarter.

C&IS trust, investment and other servicing fees totaled $395.4 million, up $16.2 million, or 4%, from $379.2 million in the prior quarter.

($ In Millions)	Q2 2014	Q1 2014	Change Q2 2014 from Q1 2014
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$261.1	$252.2	$8.9	4%
Investment Management	77.7	75.0	2.7	4
Securities Lending	30.0	22.7	7.3	32
Other	26.6	29.3	(2.7)	(9)

Total	$395.4	$379.2	$16.2	4%

C&IS custody and fund administration fees increased 4%, primarily due to new business. Investment management fees also increased 4%, reflecting new business and higher equity markets. Money market mutual fund fee waivers totaled $14.8 million in C&IS, relatively unchanged from $14.9 million in the prior quarter. Securities lending revenue increased 32%, primarily due to higher spreads attributable to the international dividend season in the current quarter. Other fees in C&IS decreased 9%, primarily reflecting seasonally lower revenue from benefit payment services.

Wealth Management trust, investment and other servicing fees were $311.5 million, up $11.2 million, or 4%, from $300.3 million in the prior quarter, primarily reflecting higher equity markets. Money market mutual fund fee waivers in Wealth Management totaled $15.9 million, compared to $17.6 million in the prior quarter.

Foreign exchange trading income increased 5% to $52.9 million compared to $50.1 million in the prior quarter, reflecting higher client trading volumes, despite lower currency market volatility.

SECOND QUARTER 2014 PERFORMANCE VS. FIRST QUARTER 2014 (continued)

Other operating income totaled $40.5 million, up 7% from $37.7 million in the prior quarter. The increase is primarily attributable to gains from currency-related hedging activity in the current quarter.

Net investment security gains totaled $0.4 million, compared to net losses of $4.0 million in the prior quarter. The prior quarter included $3.9 million of charges relating to the other-than-temporary impairment of certain Community Reinvestment Act eligible securities.

Net interest income on an FTE basis totaled $253.4 million, down slightly from $254.4 million in the prior quarter. Average earning assets totaled $95.5 billion, up $3.7 billion, or 4%, from $91.8 billion in the prior quarter. The increase is primarily attributable to higher levels of securities and loans and leases, reflecting increased levels of non-U.S. office interest-bearing client deposits. The net interest margin was 1.06% compared to 1.12% in the prior quarter, due to lower yields on earning assets, partially offset by a lower cost of interest-related funds.

There was no provision for credit losses recorded in the current quarter compared to a provision of $3.0 million in the prior quarter. Net charge-offs totaled $5.9 million resulting from $7.8 million of charge-offs and $1.9 million of recoveries, compared to $1.5 million of net charge-offs in the prior quarter resulting from $11.5 million of charge-offs and $10.0 million of recoveries. Nonperforming assets decreased 10% as compared to the prior quarter.

Noninterest expense totaled $811.0 million, up $43.0 million, or 6%, from $768.0 million in the prior quarter, reflecting the $42.3 million current quarter pre-tax charges and write-offs.

Compensation expense totaled $372.4 million, up $30.6 million, or 9%, from $341.8 million in the prior quarter, and includes the severance-related charges of $25.5 million. Excluding these charges, compensation expense increased $5.1 million, or 1%.

Employee benefit expense totaled $68.5 million for the current quarter, up 2%, from $66.9 million in the prior quarter. The current quarter includes the $1.9 million of severance-related charges. Excluding these charges, employee benefit expense decreased slightly from the prior quarter.

SECOND QUARTER 2014 PERFORMANCE VS. FIRST QUARTER 2014 (continued)

Expense for outside services totaled $144.6 million, relatively unchanged from $144.4 million in the prior quarter. The current quarter includes the $1.1 million of severance-related charges. Excluding these charges, outside services expense decreased 1% compared to the prior quarter as lower technical services expense was partially offset by seasonally higher sub-custodian expense.

Equipment and software expense totaled $116.1 million, up $14.8 million, or 15% from $101.3 million in the prior quarter. The current quarter includes the $9.5 million write-offs of replaced or eliminated software. Excluding these write-offs, equipment and software expense increased $5.3 million, or 5%, due to higher software amortization and related software support costs.

Occupancy expense totaled $47.2 million, up 7%, from $44.2 million in the prior quarter, and includes the $4.3 million of charges related to reductions in office space.

Other operating expense totaled $62.2 million, down $7.2 million, or 11%, from $69.4 million in the prior quarter, attributable to decreased business promotion expense.

Income tax expense was $88.8 million, representing an effective tax rate of 32.8%. Income tax expense was $88.1 million in the prior quarter, representing an effective tax rate of 32.7%.

STOCKHOLDERS’ EQUITY

Total stockholders’ equity averaged $7.9 billion, up 4% from the prior year quarter’s average of $7.6 billion. The increase is primarily attributable to earnings, partially offset by dividend declarations and the repurchase of common stock pursuant to the Corporation’s share buyback program. During the three and six months ended June 30, 2014, the Corporation repurchased 1,235,417 shares at a cost of $74.9 million ($60.63 average price per share) and 3,860,132 shares at a cost of $237.9 million ($61.63 average price per share), respectively.

STOCKHOLDERS’ EQUITY (continued)

The capital ratios of Northern Trust and its principal subsidiary bank, The Northern Trust Company, remained strong at June 30, 2014, with all ratios applicable to classification as “well capitalized” under U.S. regulatory requirements having been exceeded.

	June 30, 2014		March 31, (b) 2014	June 30, (c) 2013
Capital Ratios - Northern Trust Corporation	Advanced (a) Approach	Standardized (b) Approach
Common Equity Tier 1	12.7%	12.7%	12.8%	12.6%
Tier 1	12.9%	12.9%	13.0%	13.1%
Total	14.9%	15.4%	15.5%	14.4%
Leverage	n/a	7.6%	7.8%	8.4%

	June 30, 2014		March 31, (b) 2014	June 30, (c) 2013
Capital Ratios - The Northern Trust Company	Advanced (a) Approach	Standardized (b) Approach
Common Equity Tier 1	11.7%	11.4%	11.7%	11.3%
Tier 1	11.6%	11.4%	11.7%	11.3%
Total	13.7%	14.0%	14.2%	13.0%
Leverage	n/a	6.7%	6.9%	7.3%

(a)	Effective with the second quarter of 2014, Northern Trust exited its parallel run. Accordingly, the June 30, 2014 ratios are calculated in compliance with the Basel III Advanced Approach final rules released by the Board of Governors of the Federal Reserve on July 2, 2013.
(b)	Standardized Approach capital components in 2014 are determined by Basel III phased in requirements and risk weighted assets are determined by Basel I requirements. The June 30, 2014 and March 31, 2014 ratios calculated under the Standardized Approach comply with the final rules released by the Board of Governors of the Federal Reserve on July 2, 2013.
(c)	The June 30, 2013 ratios are calculated in accordance with Basel I requirements.

RECONCILIATION OF REPORTED NET INTEREST INCOME TO FULLY TAXABLE EQUIVALENT

Net interest income stated on an FTE basis is a non-GAAP financial measure that facilitates the analysis of asset yields. Management believes an FTE presentation provides a clearer indication of net interest margins for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable, and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income. The tables below present a reconciliation of interest income and net interest income prepared in accordance with GAAP to interest income and net interest income on an FTE basis.

	Three Months Ended
	June 30, 2014			March 31, 2014			June 30, 2013
($ In Millions)	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE
Net Interest Income
Interest Income	$293.8	$6.8	$300.6	$295.4	$8.7	$304.1	$275.3	$7.9	$283.2
Interest Expense	47.2	—	47.2	49.7	—	49.7	55.2	—	55.2

Net Interest Income	$246.6	$6.8	$253.4	$245.7	$8.7	$254.4	$220.1	$7.9	$228.0

Net Interest Margin	1.04%		1.06%	1.09%		1.12%	1.06%		1.10%

FORWARD-LOOKING STATEMENTS

This release may include forward-looking statements concerning Northern Trust’s financial results and outlook, capital adequacy, dividend policy, anticipated expense levels and technology spending, risk management policies, contingent liabilities, strategic initiatives, industry trends, and expectations regarding the impact of recent legislation. Forward-looking statements are typically identified by words or phrases such as “believe”, “expect”, “anticipate”, “intend”, “estimate”, “project”, “likely”, “may increase”, “plan”, “goal”, “target”, “strategy”, and similar expressions or future or conditional verbs such as “may”, “will”, “should”, “would”, and “could”. Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results, and involve risks and uncertainties that are difficult to predict. These statements are based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF SECOND QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s second quarter earnings conference call will be webcast on July 16, 2014. The live call will be conducted at 11:00 a.m. CT and is accessible on Northern Trust’s website at:

http://www.northerntrust.com/financialreleases

The rebroadcast of the live call will be available on Northern Trust’s website from 2:00 p.m. CT on July 16, 2014, for approximately four weeks. Participants will need Windows Mediatm or Adobe Flash software, which can be downloaded for free through Northern Trust’s website. This earnings release can also be accessed at Northern Trust’s website.

/ / /

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA

	SECOND QUARTER
($ In Millions Except Per Share Data)	2014	2013	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$706.9	$657.3	8%
Foreign Exchange Trading Income	52.9	71.3	(26)
Treasury Management Fees	16.6	17.1	(2)
Security Commissions and Trading Income	17.8	18.3	(3)
Other Operating Income	40.5	36.3	11
Investment Security Gains (Losses), net	0.4	0.1	N/M

Total Noninterest Income	835.1	800.4	4

Net Interest Income
Interest Income	293.8	275.3	7
Interest Expense	47.2	55.2	(14)

Net Interest Income	246.6	220.1	12

Total Revenue	1,081.7	1,020.5	6

Provision for Credit Losses	—	5.0	(100)

Noninterest Expense
Compensation	372.4	326.9	14
Employee Benefits	68.5	64.2	7
Outside Services	144.6	136.2	6
Equipment and Software	116.1	92.1	26
Occupancy	47.2	43.5	8
Other Operating Expense	62.2	66.8	(7)

Total Noninterest Expense	811.0	729.7	11

Income before Income Taxes	270.7	285.8	(5)
Provision for Income Taxes	88.8	94.7	(6)

NET INCOME	$181.9	$191.1	(5)%

Earnings Allocated to Participating Securities	3.1	3.2	(3)%
Earnings Allocated to Common and Potential Common Shares	178.8	187.9	(5)

Per Common Share
Net Income
Basic	$0.76	$0.78	(3)%
Diluted	0.75	0.78	(4)

Average Common Equity	$7,947.2	$7,648.3	4%
Return on Average Common Equity	9.18%	10.02%	(8)
Return on Average Assets	0.71%	0.83%	(14)

Cash Dividends Declared per Common Share	$0.33	$0.31	6%

Average Common Shares Outstanding (000s)
Basic	236,013	239,739
Diluted	237,754	241,041
Common Shares Outstanding (EOP) (000s)	235,585	240,138

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA

	SECOND QUARTER	FIRST QUARTER
($ In Millions Except Per Share Data)	2014	2014	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$706.9	$679.5	4%
Foreign Exchange Trading Income	52.9	50.1	5
Treasury Management Fees	16.6	16.8	(1)
Security Commissions and Trading Income	17.8	14.7	22
Other Operating Income	40.5	37.7	7
Investment Security Gains (Losses), net	0.4	(4.0)	N/M

Total Noninterest Income	835.1	794.8	5

Net Interest Income
Interest Income	293.8	295.4	(1)
Interest Expense	47.2	49.7	(5)

Net Interest Income	246.6	245.7	—

Total Revenue	1,081.7	1,040.5	4

Provision for Credit Losses	—	3.0	(100)

Noninterest Expense
Compensation	372.4	341.8	9
Employee Benefits	68.5	66.9	2
Outside Services	144.6	144.4	—
Equipment and Software	116.1	101.3	15
Occupancy	47.2	44.2	7
Other Operating Expense	62.2	69.4	(11)

Total Noninterest Expense	811.0	768.0	6

Income before Income Taxes	270.7	269.5	—
Provision for Income Taxes	88.8	88.1	1

NET INCOME	$181.9	$181.4	—%

Earnings Allocated to Participating Securities	3.1	2.9	7%
Earnings Allocated to Common and Potential Common Shares	178.8	178.5	—

Per Common Share
Net Income
Basic	$0.76	$0.75	1%
Diluted	0.75	0.75	—

Average Common Equity	$7,947.2	$7,926.4	—%
Return on Average Common Equity	9.18%	9.28%	(1)
Return on Average Assets	0.71%	0.73%	(3)

Cash Dividends Declared per Common Share	$0.33	$0.31	6%

Average Common Shares Outstanding (000s)
Basic	236,013	237,208
Diluted	237,754	239,051
Common Shares Outstanding (EOP) (000s)	235,585	236,481

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA

	SIX MONTHS
($ In Millions Except Per Share Data)	2014	2013	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,386.4	$1,288.0	8%
Foreign Exchange Trading Income	103.0	130.8	(21)
Treasury Management Fees	33.4	33.9	(1)
Security Commissions and Trading Income	32.5	36.6	(11)
Other Operating Income	78.2	61.1	28
Investment Security Gains (Losses), net	(3.6)	0.3	N/M

Total Noninterest Income	1,629.9	1,550.7	5

Net Interest Income
Interest Income	589.2	562.0	5
Interest Expense	96.9	115.8	(16)

Net Interest Income	492.3	446.2	10

Total Revenue	2,122.2	1,996.9	6

Provision for Credit Losses	3.0	10.0	(70)

Noninterest Expense
Compensation	714.2	647.2	10
Employee Benefits	135.4	127.5	6
Outside Services	289.0	266.1	9
Equipment and Software	217.4	183.5	18
Occupancy	91.4	86.7	5
Other Operating Expense	131.6	147.6	(11)

Total Noninterest Expense	1,579.0	1,458.6	8

Income before Income Taxes	540.2	528.3	2
Provision for Income Taxes	176.9	173.2	2

NET INCOME	$363.3	$355.1	2%

Earnings Allocated to Participating Securities	6.0	5.7	5%
Earnings Allocated to Common and Potential Common Shares	357.3	349.4	2

Per Common Share
Net Income
Basic	$1.51	$1.46	3%
Diluted	1.50	1.45	3

Average Common Equity	$7,936.8	$7,596.0	4%
Return on Average Common Equity	9.23%	9.43%	(2)
Return on Average Assets	0.72%	0.78%	(8)

Cash Dividends Declared per Common Share	$0.64	$0.61	5%

Average Common Shares Outstanding (000s)
Basic	236,607	239,455
Diluted	238,399	240,617
Common Shares Outstanding (EOP) (000s)	235,585	240,138

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET

($ In Millions)	JUNE 30
	2014	2013	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$579.5	$531.2	9%
Interest-Bearing Deposits with Banks	17,059.8	17,838.5	(4)
Federal Reserve Deposits and Other Interest-Bearing	13,338.5	6,765.7	97
Securities
U.S. Government	2,417.7	1,775.1	36
Obligations of States and Political Subdivisions	161.6	277.4	(42)
Government Sponsored Agency	18,196.6	16,683.6	9
Other (**)	13,599.6	11,942.0	14

Total Securities	34,375.5	30,678.1	12
Loans and Leases	30,697.6	28,810.4	7

Total Earning Assets	96,050.9	84,623.9	14
Allowance for Credit Losses Assigned to Loans and Leases	(275.2)	(290.4)	(5)
Cash and Due from Banks	3,945.2	4,630.9	(15)
Buildings and Equipment	441.9	454.5	(3)
Client Security Settlement Receivables	1,596.4	1,486.2	7
Goodwill	544.6	530.4	3
Other Assets	3,457.4	5,800.5	(40)

Total Assets	$105,761.2	$97,236.0	9%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,394.6	$14,113.0	2%
Savings Certificates and Other Time	1,967.4	2,001.5	(2)
Non-U.S. Offices - Interest-Bearing	49,457.7	40,698.4	22

Total Interest-Bearing Deposits	65,819.7	56,812.9	16
Short-Term Borrowings	2,039.8	5,010.2	(59)
Senior Notes	1,496.8	2,398.3	(38)
Long-Term Debt	1,653.4	980.9	69
Floating Rate Capital Debt	277.2	277.1	—

Total Interest-Related Funds	71,286.9	65,479.4	9
Demand and Other Noninterest-Bearing Deposits	23,042.8	19,722.0	17
Other Liabilities	3,388.9	4,310.0	(21)

Total Liabilities	97,718.6	89,511.4	9
Total Equity	8,042.6	7,724.6	4

Total Liabilities and Stockholders’ Equity	$105,761.2	$97,236.0	9%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are classified in other assets on the consolidated balance sheet.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET

($ In Millions)	JUNE 30	MARCH 31
	2014	2014	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$579.5	$510.0	14%
Interest-Bearing Deposits with Banks	17,059.8	17,155.8	(1)
Federal Reserve Deposits and Other Interest-Bearing	13,338.5	12,211.0	9
Securities
U.S. Government	2,417.7	2,414.7	—
Obligations of States and Political Subdivisions	161.6	200.8	(20)
Government Sponsored Agency	18,196.6	18,182.9	—
Other (**)	13,599.6	13,366.4	2

Total Securities	34,375.5	34,164.8	1
Loans and Leases	30,697.6	29,660.8	3

Total Earning Assets	96,050.9	93,702.4	3
Allowance for Credit Losses Assigned to Loans and Leases	(275.2)	(279.2)	(1)
Cash and Due from Banks	3,945.2	3,676.3	7
Buildings and Equipment	441.9	449.4	(2)
Client Security Settlement Receivables	1,596.4	1,845.2	(13)
Goodwill	544.6	541.6	1
Other Assets	3,457.4	3,896.9	(11)

Total Assets	$105,761.2	$103,832.6	2%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,394.6	$15,506.0	(7)%
Savings Certificates and Other Time	1,967.4	2,034.5	(3)
Non-U.S. Offices - Interest-Bearing	49,457.7	47,564.4	4

Total Interest-Bearing Deposits	65,819.7	65,104.9	1
Short-Term Borrowings	2,039.8	2,402.9	(15)
Senior Notes	1,496.8	1,996.7	(25)
Long-Term Debt	1,653.4	1,731.3	(5)
Floating Rate Capital Debt	277.2	277.2	—

Total Interest-Related Funds	71,286.9	71,513.0	—
Demand and Other Noninterest-Bearing Deposits	23,042.8	21,162.8	9
Other Liabilities	3,388.9	3,208.5	6

Total Liabilities	97,718.6	95,884.3	2
Total Equity	8,042.6	7,948.3	1

Total Liabilities and Stockholders’ Equity	$105,761.2	$103,832.6	2%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are classified in other assets on the consolidated balance sheet.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET

($ In Millions)	SECOND QUARTER
	2014	2013	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$554.1	$309.8	79%
Interest-Bearing Deposits with Banks	17,294.6	18,192.6	(5)
Federal Reserve Deposits and Other Interest-Bearing	13,266.4	5,275.5	151
Securities
U.S. Government	2,368.7	1,787.4	33
Obligations of States and Political Subdivisions	168.4	287.0	(41)
Government Sponsored Agency	18,359.8	17,270.4	6
Other (**)	13,407.8	11,397.2	18

Total Securities	34,304.7	30,742.0	12
Loans and Leases	30,052.9	28,601.8	5

Total Earning Assets	95,472.7	83,121.7	15
Allowance for Credit Losses Assigned to Loans and Leases	(276.8)	(290.2)	(5)
Cash and Due from Banks	2,838.4	2,964.6	(4)
Buildings and Equipment	450.7	461.6	(2)
Client Security Settlement Receivables	781.0	822.2	(5)
Goodwill	543.0	531.3	2
Other Assets	3,515.1	5,238.4	(33)

Total Assets	$103,324.1	$92,849.6	11%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,828.6	$14,634.7	1%
Savings Certificates and Other Time	1,996.2	2,199.1	(9)
Non-U.S. Offices - Interest-Bearing	48,988.1	39,043.3	25

Total Interest-Bearing Deposits	65,812.9	55,877.1	18
Short-Term Borrowings	4,217.8	4,750.0	(11)
Senior Notes	1,661.6	2,400.1	(31)
Long-Term Debt	1,642.4	1,105.2	49
Floating Rate Capital Debt	277.2	277.1	—

Total Interest-Related Funds	73,611.9	64,409.5	14
Demand and Other Noninterest-Bearing Deposits	18,832.3	17,468.1	8
Other Liabilities	2,932.7	3,323.7	(12)

Total Liabilities	95,376.9	85,201.3	12
Total Equity	7,947.2	7,648.3	4

Total Liabilities and Stockholders’ Equity	$103,324.1	$92,849.6	11%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are classified in other assets on the consolidated balance sheet.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET

	SECOND QUARTER	FIRST QUARTER
($ In Millions)	2014	2014	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$554.1	$530.3	4%
Interest-Bearing Deposits with Banks	17,294.6	17,062.5	1
Federal Reserve Deposits and Other Interest-Bearing	13,266.4	12,702.5	4
Securities
U.S. Government	2,368.7	2,313.7	2
Obligations of States and Political Subdivisions	168.4	213.1	(21)
Government Sponsored Agency	18,359.8	17,834.7	3
Other (**)	13,407.8	12,006.5	12

Total Securities	34,304.7	32,368.0	6
Loans and Leases	30,052.9	29,177.4	3

Total Earning Assets	95,472.7	91,840.7	4
Allowance for Credit Losses Assigned to Loans and Leases	(276.8)	(277.8)	—
Cash and Due from Banks	2,838.4	2,806.6	1
Buildings and Equipment	450.7	457.7	(2)
Client Security Settlement Receivables	781.0	904.4	(14)
Goodwill	543.0	540.8	—
Other Assets	3,515.1	3,971.1	(11)

Total Assets	$103,324.1	$100,243.5	3%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,828.6	$14,713.8	1%
Savings Certificates and Other Time	1,996.2	1,825.5	9
Non-U.S. Offices - Interest-Bearing	48,988.1	46,566.4	5

Total Interest-Bearing Deposits	65,812.9	63,105.7	4
Short-Term Borrowings	4,217.8	4,552.0	(7)
Senior Notes	1,661.6	1,996.6	(17)
Long-Term Debt	1,642.4	1,728.9	(5)
Floating Rate Capital Debt	277.2	277.1	—

Total Interest-Related Funds	73,611.9	71,660.3	3
Demand and Other Noninterest-Bearing Deposits	18,832.3	17,642.1	7
Other Liabilities	2,932.7	3,014.7	(3)

Total Liabilities	95,376.9	92,317.1	3
Total Equity	7,947.2	7,926.4	—

Total Liabilities and Stockholders’ Equity	$103,324.1	$100,243.5	3%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are classified in other assets on the consolidated balance sheet.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA

	2014		2013
($ In Millions Except Per Share Data)	QUARTERS		QUARTERS
	SECOND	FIRST	FOURTH	THIRD	SECOND
Net Income Summary
Trust, Investment and Other Servicing Fees	$706.9	$679.5	$673.8	$648.0	$657.3
Other Noninterest Income	128.2	115.3	121.5	162.2	143.1
Net Interest Income	246.6	245.7	249.9	237.0	220.1

Total Revenue	1,081.7	1,040.5	1,045.2	1,047.2	1,020.5
Provision for Credit Losses	—	3.0	5.0	5.0	5.0
Noninterest Expense	811.0	768.0	794.5	740.7	729.7

Income before Income Taxes	270.7	269.5	245.7	301.5	285.8
Provision for Income Taxes	88.8	88.1	76.0	95.0	94.7

Net Income	$181.9	$181.4	$169.7	$206.5	$191.1

Per Common Share
Net Income - Basic	$0.76	$0.75	$0.70	$0.85	$0.78
- Diluted	0.75	0.75	0.70	0.84	0.78
Cash Dividends Declared per Common Share	0.33	0.31	0.31	0.31	0.31
Book Value (EOP)	34.14	33.61	33.34	32.71	32.17
Market Value (EOP)	64.21	65.56	61.89	54.38	57.90

Financial Ratios
Return on Average Common Equity	9.18%	9.28%	8.66%	10.64%	10.02%
Return on Average Assets	0.71	0.73	0.68	0.86	0.83
Net Interest Margin (GAAP)	1.04	1.09	1.08	1.10	1.06
Net Interest Margin (FTE)	1.06	1.12	1.12	1.14	1.10

Capital Ratios
Standardized Approach
Common Equity Tier 1	12.7%	12.8%	12.9%	13.1%	12.6%
Tier 1	12.9	13.0	13.4	13.6	13.1
Total	15.4	15.5	15.8	14.9	14.4
Leverage	7.6	7.8	7.9	8.3	8.4

Advanced Approach
Common Equity Tier 1	12.7%	n/a %	n/a %	n/a %	n/a %
Tier 1	12.9	n/a	n/a	n/a	n/a
Total	14.9	n/a	n/a	n/a	n/a

Assets Under Custody ($ In Billions) - EOP
Corporate & Institutional	$5,488.0	$5,249.9	$5,079.7	$4,766.5	$4,538.9
Wealth Management	516.6	503.6	496.0	470.5	452.6

Total Assets Under Custody	$6,004.6	$5,753.5	$5,575.7	$5,237.0	$4,991.5

Assets Under Management ($ In Billions) - EOP	$924.4	$915.4	$884.5	$846.2	$803.0

Asset Quality ($ In Millions) - EOP
Nonperforming Loans and Leases	$229.3	$259.9	$262.8	$270.1	$266.7
Other Real Estate Owned (OREO)	12.6	9.8	11.9	13.9	14.5

Total Nonperforming Assets	$241.9	$269.7	$274.7	$284.0	$281.2

Nonperforming Assets / Loans and Leases and OREO	0.79%	0.91%	0.93%	0.98%	0.98%

Gross Charge-offs	$7.8	$11.5	$19.5	$11.6	$15.6
Less: Gross Recoveries	1.9	10.0	4.9	3.3	7.5

Net Charge-offs	$5.9	$1.5	$14.6	$8.3	$8.1

Net Charge-offs (Annualized) to Average Loans and Leases	0.08%	0.02%	0.20%	0.12%	0.11%
Allowance for Credit Losses Assigned to Loans and Leases	$275.2	$279.2	$278.1	$287.2	$290.4
Allowance to Nonperforming Loans and Leases	1.2x	1.1x	1.1x	1.1x	1.1x
Allowance for Other Credit-Related Exposures	$28.3	$30.2	$29.8	$30.3	$30.3